UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

April 29, 2019

Date of Report (Date of earliest event reported)

The Boeing Company

(Exact name of registrant as specified in its charter)

Delaware	1-442	91-0425694
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

100 N. Riverside, Chicago, IL	60606-1596
(Address of Principal Executive Offices)	(Zip Code)

(312) 544-2000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On April 29, 2019, The Boeing Company (“Boeing”) entered into a $1.5 billion, short term credit agreement (the “Short Term Credit Agreement”) with Citibank, N.A. (“Citibank”), JPMorgan Chase Bank, N.A. (“JPMorgan”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated as joint lead arrangers and joint book managers, JPMorgan and Bank of America, N.A. as syndication agents and Citibank as administrative agent, and a syndicate of lenders as defined in the Short Term Credit Agreement.

Under the Short Term Credit Agreement, Boeing will pay a fee of 0.04% per annum on the commitments. Borrowings under the Short Term Credit Agreement that are not based on Eurodollar rates will bear interest at an annual rate equal to the highest of (1) the rate announced publicly by Citibank, from time to time, as its “base” rate, (2) the federal funds rate plus 0.50% and (3) the ICE benchmark settlement rate for US dollars for a period of one month plus 1.00%. Borrowings under the Short Term Credit Agreement that are based on Eurodollar rates will generally bear interest based on an applicable ICE benchmark settlement rate plus 0.835% per annum. The Short Term Credit Agreement contains customary terms and conditions, including covenants restricting Boeing’s ability to permit consolidated debt (as defined in the agreement) in excess of 60% of Boeing’s total capital (as defined in the agreement) or to incur liens, merge or consolidate with another entity. Events of default include: (1) failure to pay outstanding principal or interest within five business days of when due, (2) determination that any representation or warranty was incorrect in any material respect when made, (3) failure to perform any other term, covenant or agreement, which failure is not remedied within 30 days of notice, (4) a cross-default with other debt in certain circumstances, (5) the incurrence of certain liabilities under the Employee Retirement Income Security Act and (6) bankruptcy and other insolvency events. If an event of default occurs and is continuing, the lenders would have the right to accelerate and require the repayment of all amounts outstanding under the Short Term Credit Agreement and would not be required to advance any additional funds.

The Short Term Credit Agreement is scheduled to terminate on October 30, 2019, subject to Boeing’s right to extend the term for an additional 364 days or, following payment of additional fees, convert outstanding borrowings into term loans with a maturity date that is the one-year anniversary of the termination date.

Certain of the lenders and their affiliates have performed, and may in the future perform, for Boeing and its subsidiaries, various banking, underwriting, and other financial services, for which they receive customary fees and expenses.

The foregoing description is qualified in its entirety by the Short Term Credit Agreement, which is filed as exhibit 10.1 hereto.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Short Term Credit Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

THE BOEING COMPANY

By:	/s/ Grant M. Dixton
Grant M. Dixton
Vice President, Deputy General Counsel and Corporate Secretary

Dated: April 29, 2019